Exhibit 10.38

MANUFACTURING SERVICES AGREEMENT

(hereafter MSA)

Advanced Power Technology	Semiconductor Assembler & Manufacturer Sdn Bhd
140 Commerce Drive	PT 2108 & 2109, Sri Senawang Light
Montgomeryville, PA 18936	Industries Centre,
Jalan Tampin, 70450 Seremban, N.S.
Tel: 215-631-9840	Tel: 606-6777778
Fax: 215-631-9855	Fax: 606-6777773
E-Mail: csrfpa@Advancedpower.com	E-Mail: info@semiconductor.com.my

(hereafter BUYER)	(hereafter SELLER)

This Agreement by and between Advanced Power Technology, and Semiconductor Assembler and Manufacturer, shall have an Effective Date of 11/1/05,

and defines the basic considerations under which business will be conducted between the parties.

WHEREAS, BUYER may from time to time desire SELLER to perform certain assembly and other services for BUYER pursuant to the terms and conditions of this Agreement; and

WHEREAS, SELLER desires to perform such assembly and other services for BUYER pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the premises and mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, BUYER and SELLER hereby agree as follows:

1.                                       PURPOSE / TERM

This Agreement shall apply to all orders for assembly and other services to be provided by SELLER to BUYER from the Effective Date hereof until December 31, 2006, unless otherwise terminated as provided herein.  Unless notice of termination is given by either party upon ninety (90) days prior written notice, this Agreement shall be automatically renewed for successive one year periods until its termination.

2.                                       QUALITY

A.    SELLER agrees to establish and maintain a quality system in accordance with ISO 9002, and to utilize assembly and test processes in full compliance therewith ISO 9002, and to ensure SELLER’S compliance therewith, specific details shall be specified in Attachment A.  SELLER further agrees that the assembled product and/or other services will also conform to BUYER’S quality assurance specifications and meet the intent of BUYER’S Quality Systems Procedures specified in Attachment A.

B.    BUYER agrees to use SELLER’S process flow, so long as such process flow complies with BUYER’S specifications and quality requirements as set forth in Attachment A.

3.                                       CHANGES

A.    SELLER agrees that it shall not make any change in its processes or materials which may impact BUYER’S products without prior written approval from BUYER.

B.    BUYER shall not make any changes to the specifications without prior notice to SELLER.  When such change notices are incompatible with existing equipment or adversely affect existing productivity rates, SELLER shall so notify BUYER in writing within ten (10) days of its receipt of BUYER’S notice.  If BUYER proceeds with such changes notwithstanding SELLER’S notice of impact, BUYER shall reimburse SELLER for the negotiated cost of such changes.

4.                                       WARRANTIES

A.    SELLER warrants, for a period of twelve (12) months following shipment of the finished goods to BUYER, that all products supplied to BUYER pursuant to this Agreement will be in conformance with BUYER’S specifications and will be free from defects in material and workmanship.  In the event of any breach by SELLER of the warranties contained herein, SELLER’S liability shall be limited to an amount equal to the value added by SELLER to the devices assembled pursuant to this Agreement.

B.    Notwithstanding the foregoing, the parties recognize that certain components will be supplied by BUYER for use in the assembly process.  SELLER makes no warranty to BUYER as to the quality or functionality of the components supplied by BUYER.

C.    THE EXPRESS WARRANTIES SET FORTH HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES AS TO CONDITION, DESCRIPTION, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR AS TO ANY OTHER MATTER.

5.                                       REWORK OR REIMBURSEMENT

A.   In the event that products delivered pursuant to this Agreement are determined by BUYER to be either in nonconformance with the required specifications or defective in material or workmanship, SELLER shall, at BUYER’S sole option, (i) replace or rework the material or products, (ii) refund to BUYER the cost of the materials supplied by BUYER for such products, and the amount paid to SELLER for such products (at the cost of the value added) or (iii) grant BUYER an offset against

SELLER’S current or future invoices for products delivered pursuant to this Agreement in an amount equal to the cost of the materials supplied by

BUYER for such products, and the amount paid to SELLER for such products (at the cost of the value added).

B.    In no event will SELLER commence rework, replacement, reimbursement or set off prior to its receipt from BUYER of BUYER’S election.

6.                                       LIMITATION OF LIABILITY

A.    NEITHER SELLER NOR BUYER SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES ARISING, DIRECTLY OR INDIRECTLY, FROM THIS AGREEMENT OR ANY WORK OR SERVICE PERFORMED HEREUNDER, INCLUDING, BUT NOT LIMITED TO THE ASSEBLY, DELIVERY, SALE, INSTALLATION, USE OR FAILURE OF ANY PRODUCTS ASSEMBLED BY SELLER PURSUANT TO THIS AGREEMENT, EXCEPT THAT NOTHING CONTAINED HEREIN EXCLUDES OR LIMITS SELLER’S LIABILITY TO BUYER FOR NEGLIGENCE OR WILLFUL MISCONDUCT.

B.    No action shall be brought for any breach of this Agreement or any order placed hereunder more than two (2) years after the accrual of such cause of action.

7.                                       EQUIPMENT

A.    BUYER may provide to SELLER, at BUYER’S sole option, equipment to be used by SELLER in providing services under this Agreement.  Any such equipment shall be listed on EXHIBIT B, which shall be signed by the parties and by reference therein deemed incorporated herein.

B.    Ownership to such equipment will at all times remain in BUYER.  SELLER agrees to segregate and label such equipment as belonging to BUYER, as set forth in more detail in EXHIBIT B.  The parties agree and understand that this equipment list may be modified by BUYER from time to time to add or delete certain equipment.

C.    SELLER will conduct an annual physical audit of the equipment supplied to SELLER hereunder, and will notify BUYER thirty (30) days prior to commencement of such audit.  SELLER shall deliver to BUYER a copy of each annual physical audit of equipment.

D.    SELLER agrees not to alter the equipment without BUYER’S prior written consent.  SELLER shall promptly notify BUYER of any defects or faults in the equipment.  While equipment is in SELLER’S possession, SELLER shall use due care to insure that the equipment is not lost, damaged or destroyed.

E.    Upon the expiration or termination hereof, all equipment supplied to SELLER hereunder shall be returned by SELLER to BUYER in the same condition as when first received from BUYER, less ordinary wear and tear.

8.                                       TERMINATION

A.    BUYER may terminate this Agreement, or any individual order for services hereunder, without cause and for BUYER’S convenience upon ninety (90) days prior written notice to SELLER.

B.    After notice of termination for convenience has been tendered, the parties shall coordinate an orderly termination of this Agreement or the terminated order, and all affected work and subcontracts there under, and return to BUYER any hardware, materials, records, specifications and other documents supplied or owned by BUYER.

C.    In the event of any such termination for convenience, BUYER will purchase from SELLER all of the scheduled work in process affected by the termination at a price not to exceed SELLER’S audited, burdened cost for such items.

D.    SELLER agrees, in the event of any such termination for convenience, to (i) immediately terminate all open purchase orders for materials for the terminated portion of work, (ii) pursue the return for refund or credit of materials already received but not yet in process, and (iii) follow all reasonable instructions to minimize the cost of such termination to BUYER.  Packing and freight costs for items returned to BUYER shall be borne by BUYER.

E.    In the event either party receives from the other a written notice of a breach of this Agreement and after fifteen (15) days, has not cured such breach; or becomes insolvent; or is placed in voluntary or involuntary bankruptcy, this Agreement shall be deemed to be canceled for cause immediately.  The aggrieved party shall be free to pursue all of its available remedies at law or in equity.

F.    After notice of termination has been tendered, the SELLER shall not use, either directly or indirectly, or disclose to others, any Technical Data, as defined in Paragraph 12 herein, furnished or first created hereunder.

9.                                       SCRAP

SELLER will dispose of scrap generated while performing services pursuant to this Agreement or any rejected material, including material rejected or returned by BUYER, in accordance with applicable law and BUYER’S written instructions.  Surplus material which has been furnished by BUYER shall be disposed of in accordance with BUYER’S written instructions.

10.                                 SECURITY

SELLER agrees to take all necessary precautions to secure the areas in its facility relative to the performance of this Agreement, including, but not limited to storage areas for piece parts, finished goods, and refuse areas containing scrap, rejects or other material.  SELLER will immediately report to BUYER any breaches or suspected breaches of its security, but this reporting will in no way relieve SELLER of its responsibilities hereunder.

11.                                 TECHNICAL DATA AND DATA RIGHTS

A.    SELLER hereby assigns to BUYER all rights in Technical Data prepared in connection with the performance of services under this Agreement, including, but not limited to, any reports, drawings, sketches, formulas, designs, analyses, graphs, notes, and notebooks.  SELLER agrees that all rights, title and interest in and to such Technical Data shall vest immediately in BUYER upon preparation.

B.    SELLER further agrees that all notes, drawings, designs, analyses, memoranda, and other Technical Data prepared or produced in the performance of services under this Agreement or produced and provided by BUYER and shall be the sole property of BUYER; that SELLER shall not disclose such Technical Data to any third party; and that SELLER shall mark such Technical Data with a mutually approved restrictive use legend such as BUYER CONFIDENTIAL.

C.    Upon termination of this Agreement, whether by expiration, cancellation, termination or otherwise, SELLER agrees to promptly deliver to BUYER’S authorized representative all data, documents, and other records which relate to the business activities of BUYER, and all other materials and security badges which are the property of BUYER.

12.                                 CONFIDENTIAL INFORMATION

A.    SELLER agrees not to disclose to BUYER, nor use in any work it performs for BUYER, any confidential or proprietary information belonging to others, unless it has first obtained written authorization of the owner to do so, and SELLER shall not disclose to BUYER any intellectual property of which BUYER is not authorized or otherwise entitled to receive or use.

B.    One party (OWNER) may disclose to the other party (RECIPIENT) certain information pursuant to this Agreement which the OWNER deems CONFIDENTIAL, such information shall include, but not be limited to, all information of a confidential or trade secret nature and is clearly designated, labeled or marked as CONFIDENTIAL or its equivalent.

C.    For a period of three (3) years from the Effective Date of this Agreement, RECIPIENT shall:

(1)   Not disclose any information it receives from OWNER that is marked PROPRIETARY (or other comparable legend) to any other person, firm or corporation; nor

(2)   Use such CONFIDENTIAL Information for its own benefit except as provided herein; and

(3)   Restrict dissemination of such CONFIDENTIAL Information only to those employees who must be directly involved with such CONFIDENTIAL Information; and

(4)   Use the same degree of care to avoid wrongful use or disclosure of such CONFIDENTIAL Information as RECIPIENT employs with respect to its own information of like importance.

D.    Information shall not be deemed CONFIDENTIAL, and RECIPIENT shall have no obligation whatsoever with respect to any such information which:

(1)                Is or becomes part of the public domain without a breach of this Agreement by the RECIPIENT; or

(2)   Is generally available or becomes available and known to people skilled in their field of endeavor without a breach of this Agreement by the RECIPIENT; or

(3)   Was at the time of receipt otherwise known to the RECIPIENT as evidenced by written records or other writing in existence and kept in the ordinary course of business by the RECIPIENT or by actual proof of use by the RECIPIENT prior to the disclosure by the OWNER; or

(4)   Is received from a third party without similar restriction and without breach of this Agreement; or

(5)   Is independently developed by RECIPIENT; or

(6)   Is furnished to a third party by OWNER without a similar restriction on the third part’s rights; or

(7)   Is disclosed pursuant to the requirement for request of a Government agency or disclosure is permitted by operation of law.

E.    In the event CONFIDENTIAL information is orally disclosed by the OWNER thereof agrees to notify RECIPIENT of such oral disclosure, and reduce same to writing or other tangible media within thirty (30) days of such oral disclosure, referencing the place and date thereof, and the names of the employees of RECIPIENT to whom such oral disclosure was made.

F.    The parties agrees that all CONFIDENTIAL Information received hereunder is and will remain the property of the OWNER and that such CONFIDENTIAL Information shall not be copied or reproduced without the express written permission of the OWNER, except for such copies as may be absolutely necessary in order to perform tasks for the benefit of the OWNER.

G.    After the tasks relating to the use of CONFIDENTIAL Information are completed and upon written request, RECIPIENT will return all of such CONFIDENTIAL Information to the OWNER along with all copies and/or derivatives made, including copies of portions of such CONFIDENTIAL Information, or certify by written memorandum that all such Confidential Information has been destroyed, except that RECIPIENT may retain archival copies of the CONFIDENTIAL Information, which are to be used only in case of a dispute concerning this Agreement.

H.    Upon the execution of this Agreement, each party shall appoint in writing its Data Control Coordinator for the receipt and dispatch, on its behalf, of all CONFIDENTIAL Information it receives from or dispatches to the other party hereunder.  Each party may change its Data Control Coordinator by giving the other party written notice thereof.

I.    SELLER agrees that it will not use its knowledge of BUYER’S business for its benefit or for the benefit of any third party, or divulge to others information or data concerning BUYER’S business affairs, including the names of customers, name and qualifications of employees, organizational structures, number and character of contracts, marketing or manufacturing processes, equipment, or strategies, products, facilities, prices, terms or other particulars of BUYER’S business, whether by sale, gift, or any device, subterfuge, or evasion.  SELLER will, in all things and in good faith, protect the good will of BUYER’S business affairs acquired prior to and during the term of this agreement.

13.                                 INTELLECTUAL PROPERTY

A.    Seller agrees to disclose promptly, and agrees to and does hereby assign to BUYER, as BUYER’S exclusive property, seller’s right, title, and interest in and to intellectual property, including inventions, discoveries, improvements, ideas, and copyrights, conceived or made by seller solely, or jointly with others, during the term of its work for BUYER which result from information made available by BUYER to SELLER, or relate to the products, processes, developments, equipment, supplies, facilities, research activities, or other business activities of BUYER, or result from, or are suggested by, work which it may perform for BUYER.

B.    SELLER agrees to make and maintain written records of all intellectual property referred to in the preceding paragraph, and shall submit promptly such records, and supplemental oral or written disclosures, to designated representatives of BUYER.

C.    SELLER agrees to execute all papers, and otherwise proper assistance, at BUYER’S request and expense, during and subsequent to its work for BUYER, to enable BUYER or its nominees to obtain patents, copyrights, and legal protection for intellectual property in any country.

D.    As a precondition to the assignment of any of its employees to perform services under this Agreement, SELLER shall inform each employee who will perform services under this Agreement of the obligations of confidentiality and of the agreement on intellectual property entered into in this Agreement prior to such assignment.

14.                                 TRADEMARKS

SELLER may be required, as part of this services hereunder, to apply BUYER’S name, trademark or logo (hereafter collectively Marks) to the assembled products or parts thereof.  SELLER shall not acquire nor claim any rights, title or interest in BUYER’S Marks nor shall SELLER use BUYER’S Marks in any other manner.  All such Marks are and will remain the property of BUYER’S.

15.                                 EXPORT / RE-EXPORT;

SELLER agrees that it will not in any form export, re-export, resell, ship or divert or cause to be exported, re-exported, resold, shipped or diverted, directly, or indirectly, any product or Technical Data furnished or first created hereunder to any other party or to any country for which the United States Government or any agency thereof, at the time of export or re-export, requires an export license or any other government approval without first obtaining such license or government approval and the written approval of BUYER.

16.                                 INSURANCE

SELLER shall bear all risk of loss or damage to material owned by BUYER while it is in SELLER’S possession.  SELLER shall have and maintain insurance coverage at its expense against any loss or damage to all such material whether caused by fire, theft, vandalism or misconduct, or by the negligence of SELLER, is employees or agents.  Such insurance shall be in an amount and form satisfactory to BUYER.

17.                                 AUDIT

BUYER shall have the right, upon prior written notice to SELLER, to audit SELLER’S inventory records, SELLER’S processes, and SELLER’S security procedures, with regard to the work performed for BUYER pursuant to this Agreement as frequently as reasonably deemed necessary by BUYER.  SELLER shall fully cooperate with BUYER’S exercise of such rights.

18.                                 FORCE MAJEURE

A.    Neither party will be liable for delay in performance or failure to perform, in whole or in part due to labor dispute, strike, war or act of war (whether actual declaration is made or not), insurrection, riot, civil commotion, act of public enemy, fire, flood or other act of God, or the acts of any governmental authority, or other causes beyond the control of such party.

B.    The party experiencing such cause or delay shall immediately notify the other party of the circumstances which may prevent or significantly delay its performance hereunder, and shall use its best efforts to alleviate the effects of such cause or delay.

C.    The party experiencing such cause or delay shall be entitled to a day-for-day slip in the schedule for its performance, except that the other party shall be entitled to terminate this Agreement or any affected orders for its convenience in such event.

19.                                 AGREEMENT COORDINATORS

Within ten (10) days after the execution of this Agreement by the parties, each party shall appoint an Agreement Coordinator who shall be responsible for all matters regarding the management of this Agreement and for the performance of the duties of its respective party.  If either party changes its coordinator it shall inform the other party in writing of such change.

20.                                 APPLICABLE LAW / ALTERNATIVE DISPUTE RESOLUTION

A.    BUYER and SELLER agree that they shall attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in the spirit of mutual friendship and cooperation.  If any such attempt shall fail, then the dispute shall first be submitted to a mutually acceptable neutral advisor for initial fact finding and mediation.  Neither party shall unreasonably withhold acceptance of such advisor, and selection of such an advisor shall be made within forty five (45) days after written notice by one of the parties for such fact finding and mediation.  The cost of such fact finding and mediation, and of any other subsequent alternative dispute resolution agreed upon by the parties, shall be shared equally by BUYER and SELLER.

B.    Any dispute which the parties cannot so resolve between themselves in good faith within six months of the date of the initial demand by either party for such fact finding shall be finally determined by a court within the state of Oregon.

21.                                 MISCELLANEOUS

A.    SELLER warrants that the assembly and manufacture performed hereunder shall not use any Class one Ozone Depleting Substances (ODS) as specified in Section 601-618 of the Federal Clean Air Act, 42 U.S.C. 7661f et seq.  SELLER further warrants that no materials provided by SELLER hereunder shall contain and/or were produced or manufactured with a process using an ODS.

B.    All raw material and other components supplied by BUYER to SELLER shall be controlled by SELLER in accordance with BUYER’S instructions, and all surplus material and components must be returned to BUYER either at the termination of the Agreement or upon BUYER’S written request, whichever first occurs.

C.    This Agreement may not be assigned or subcontracted (except to the parent company of either firm), without prior written agreement of both parties.

D.    SELLER hereby grants to all BUYER divisions, subdivisions, and other affiliated companies, foreign and domestic, an option to procure services from SELLER similar to those to be performed hereunder at the terms and conditions of this Agreement.

E.    The failure of either party to exercise any right hereunder will not be deemed to be a waiver of such rights for any subsequent breach or default, and the failure of either party to insist upon timely or adequate performance by the other party in any instance shall not effect that party’s right to insist upon timely or adequate performance in the future.

F.    This Agreement, together with any exhibits, attachments, and appendices, constitutes the complete and exclusive statement of the agreement and the understanding of BUYER and SELLER relating to the manufacturing services of the type comprehended herein.

G.    This Agreement supersedes all other agreements, understandings, communications, and proposals, oral or written, between the parties relating to the manufacturing services of the type comprehended hereunder.  Amendments or modifications to the Agreement must be in writing and signed by the authorized representatives of both BUYER and SELLER.

22.                                 NOTICES

A.    In any case where notification is required to be given, with regard to this Agreement, such notice or communication will be deemed to be received when sent as follows:  If by manual delivery or facsimile/telecopier, receipt occurs on the day delivered.  If by class mail, receipt occurs on the third calendar day following deposit in the mail.

B.    All notices shall be sent postage prepaid, or by telex, facsimile, cable or telegraph addressed as follows:

If to BUYER:

If to SELLER:

IN WITNESS WHEREOF, the parties hereto execute this Agreement, as of the Effective Date set forth above.

SELLER	BUYER

By	By

Title	Title

Date	Date

MAS/eas (File XXX)	C; \STDDOCS\MSA.199

EXHIBIT A

TO THE MANUFACTURING SERVICES AGREEMENT (MSA)

between

Advanced Power Technology (BUYER)

and

Semiconductor Assembler & Manufacturer Sdn Bhd (SELLER)

DATED October 5, 2005

Pursuant to paragraph 2A of the above captioned MSA, the parties mutually agree to the terms and conditions specified herein, which by this reference are incorporated therein.

1.                                       The “Basic Plant” is owned by APT RF,

and is located at Montgomeryville

(hereafter BUYER)

2.                                       The “Contract Plant” is owned by Semiconductor Assembler & Manufacturer and is located in Malaysia

(hereafter SELLER)

3.                                       The scope of the MSA is basically the assembly and screening of

RF Power Transistors, and comprehends

the projects listed below at the prices specified.

PROJECTS

Assembly using Manual & Automatic Equipment

Die Attach

Wire Bond

Resistance Cap Weld

Commercial Epoxy Seal

Internal Visual Inspection

JTXV Level

Screening

Electrical Test

Storage Bake

Gross Leak

Branding

4.                                       In compliance with paragraph 3A of the MSA, SELLER shall be responsible for establishing and maintaining a Quality System in full compliance with ISO 9002 REV. 2000, latest revision.  Any changes to SELLER’S Quality System requires written notification to BUYER prior to implementation thereof.

5.                                       In compliance with paragraph 3A of the MSA, SELLER shall be responsible for establishing and maintaining an Assembly and Test System in full compliance with APT RF PA Document System, latest revision.  Any changes to SELLER’S Assembly and Test System requires written notification to BUYER prior to implementation thereof.

6.                                       In the event SELLER plans to make any changes in management, its corporate organization, or in the location where the services are to be performed, SELLER agrees to promptly notify BUYER prior to the implementation thereof.  Upon notice of such proposed changes, BUYER may terminate the MSA as provide in the MSA thereof.

7.                                       In the event SELLER plans to make any changes in the processes, equipment, materials and designs utilized in it performance under the MSA, SELLER agrees to promptly notify BUYER prior to the implementation thereof.  Upon notice of such proposed changes, BUYER may terminate the MSA as provide therein.

8.                                       SELLER agrees to use only materials specified by BUYER, and shall not substitute any other material without the express written authorization of BUYER.

9.                                       SELLER agrees to provide BUYER with flow charts, travelers, procedures and baselines and such other data as reasonably required by BUYER.

10.                                 SELLER shall establish control and security of all data, documents, piece parts, materials, work-in-process, finished goods and equipments utilized in performing its services under the MSA.

11.                                 BUYER shall define in writing total flow of product and process.

12.                                 BUYER will provide SELLER in kit form all necessary production material, and will be responsible for the inspection of such materials as received by the suppliers thereof.  BUYER shall maintain all receiving inspection records and documentation for all kited materials.

13.                                 SELLER is responsible for piecepart, material and product accountability, including but not limited to, rework, rejects and setup devices.

14.                                 The title to materials provided by the BUYER to the SELLER under the MSA shall remain with the BUYER, and such materials shall not be used for the benefit of any other entity without BUYER’S express written authorization.

15.                                 In the event SELLER develops an incoming inspection process, it will notify BUYER in writing of such event, whereupon the parties will negotiate in good faith the transfer of the procurement responsibility from BUYER to the SELLER, which includes purchase, inspection, documentation and traceability.

16.                                 SELLER shall establish and maintain a Calibration System in full compliance with ANSI/NCSL Z540-1-1994, latest revision.

17.                                 SELLER shall be responsible for the establishment and enforcement of a Material Control Procedure that maintains control of BUYER’S products while at SELLER’S facility or while in transit to BUYER’S facility.

18.                                 SELLER shall establish and support a mutually acceptable “feedback loop” for the reporting and of nonconforming material.  Any nonconforming material shall be promptly returned to the BUYER.

19.                                 SELLER shall develop and implement a Statistical Process Control Program that is mutually acceptable to the parties.  The Statistical Process Control Program shall be in full compliance with ISO-9002 REV. 2000, latest revision.

20.                                 SELLER shall be responsible for maintaining and supplying traceability documentation and records to BUYER.  These documents include, but are not limited to, travelers, process monitor data, incoming records, training records, calibration records, etc. and shall be retained a minimum of five (5) years.  Upon expiration or termination of the MSA, all original records, and any copies thereof, shall be returned to BUYER within sixty (60) days after such expiration or termination of the MSA.

3

21.                                 Product supplied by SELLER under the MSA shall be manufactured under controlled conditions using quality assurance methods and systems, such as, work environment, frequency of monitors, monitor location, level of inspection, personnel training, which have been approved by the BUYER and shall be subject to audit as specified in the MSA.

22.                                 BUYER shall (a) maintain inventories of completed product, (b) supply any necessary military documentation, (c) be responsible for qualification of product and date code assignment, (d) be responsible for compiling and maintaining the retention reports and PPM data in full compliance with APT RF PA Document System, latest revision.

23.                                 All items specified under the MSA shall be stored and packaged in a manner that prevents damage or deterioration in accordance with generally accepted practices.  All storage of materials, packaging materials and methods for storage must be approved by the BUYER.

24.                                 SELLER will provide lead-free products when directed by BUYER in compliance with the lead-free initiative established by the BUYER.  No changes to the established lead-free initiative without written authorization of the BUYER.

IN WITNESS WHEREOF, the parties hereto execute this Attachment A effective as of                                                     .

ADVANCED POWER TECHNOLOGY (BUYER)		(SELLER)

BY	BY

TITLE	TITLE

DATE	DATE

MAS/eas (File XXX)	C:\MSASTD.199

4

Exhibit B

System No	Company Asset No	Acquisition Date	In Service Date	Location	Description	Mfg Serial No
123	871-880/931-952	05/31/02	05/31/02	MALAYSIA	MACRO XT EQUIP (MOTOROLA)
124	953-956/961-976	05/31/02	05/31/02	MALAYSIA	MOTOROLA S-08
167	1127-32,1133,1135	04/07/04	04/15/04	MALAYSIA	TESEC TESTER	45540-0957, 45210-0094,
193	1223	05/31/02	05/31/02	MALAYSIA	EUTECTIC WIRE BONDER W/MICROSCOPE	16124
194	1248	05/31/02	05/31/02	MALAYSIA	EUTECTIC WIRE BONDER W/MICROSCOPE	16125
195	1228	05/31/02	05/31/02	MALAYSIA	KULICKE & SOFFA	958
197	1217	05/31/02	05/31/02	MALAYSIA	COUNTING SCALE	980502
213	1217	05/31/02	05/31/02	MALAYSIA	COUNTING SCALE	980502
214	1238	05/31/02	05/31/02	MALAYSIA	BRANDING MACHINE	740786
215	1237	05/31/02	05/31/02	MALAYSIA	CAPPING SYSTEM	300076
216	1233	05/31/02	05/31/02	MALAYSIA	COMPUTER FOR K&S 1470	4747
217	1218	05/31/02	05/31/02	MALAYSIA	DIE BONDER	4386
218	1226	05/31/02	05/31/02	MALAYSIA	DIE BONDER	14105
219	1242	05/31/02	05/31/02	MALAYSIA	GRAM FORCE GAUGE	NA
220	1266	05/31/02	05/31/02	MALAYSIA	HOT PLATE	NA
221	1267	05/31/02	05/31/02	MALAYSIA	HOT PLATE	6429083
222	1268	05/31/02	05/31/02	MALAYSIA	HOT PLATE
223	1249	05/31/02	05/31/02	MALAYSIA	MICROSCOPE LOW POWER, BAUSCH & LOMB
224	1244	05/31/02	05/31/02	MALAYSIA	MICROSCOPE LOW POWER, BAUSCH & LOMB
225	1227	05/31/02	05/31/02	MALAYSIA	MICROSCOPE LOW POWER, BAUSCH & LOMB
226	1224	05/31/02	05/31/02	MALAYSIA	MICROSCOPE LOW POWER, BAUSCH & LOMB
227	1235	05/31/02	05/31/02	MALAYSIA	MICROSCOPE LOW POWER, BAUSCH & LOMB
228	1229	05/31/02	05/31/02	MALAYSIA	MICROSCOPE LOW POWER, BAUSCH & LOMB
229	1245	05/31/02	05/31/02	MALAYSIA	MICROSCOPE LOW POWER, BAUSCH & LOMB
230	1219	05/31/02	05/31/02	MALAYSIA	MICROSCOPE LOW POWER, BAUSCH & LOMB
231	1243	05/31/02	05/31/02	MALAYSIA	MOISTURE ANALYZER FOR WELDER	NA

System No	Company Asset No	Acquisition Date	In Service Date	Location	Description	Mfg Serial No
232	1231	05/31/02	05/31/02	MALAYSIA	MONITOR FOR K&S 1470	191681
233	1240	05/31/02	05/31/02	MALAYSIA	OVEN FOR WELDER	1413-02
234	1225	05/31/02	05/31/02	MALAYSIA	TEMPERATURE CONTROLLER	16684
235	1230	05/31/02	05/31/02	MALAYSIA	TEMPERATURE CONTROLLER	2461
236	1251	05/31/02	05/31/02	MALAYSIA	TEMPERATURE CONTROLLER	3512
237	1253	05/31/02	05/31/02	MALAYSIA	TEMPERATURE CONTROLLER	2485
238	1220	05/31/02	05/31/02	MALAYSIA	TEMPERATURE CONTROLLER	12059
239	1247	05/31/02	05/31/02	MALAYSIA	TEMPERATURE CONTROLLER	14543
240	1236	05/31/02	05/31/02	MALAYSIA	TEMPERATURE CONTROLLER	15782
241	1273	05/31/02	05/31/02	MALAYSIA	THERMOMETER, FLUKE	6844059
242	1246	05/31/02	05/31/02	MALAYSIA	TO-60 CRIMPING MACHINE
243	1241	05/31/02	05/31/02	MALAYSIA	TRANSFORMER FOR WELDER	43912
244	1232	05/31/02	05/31/02	MALAYSIA	ULTRASONIC GENERATOR	7669
245	1239	05/31/02	05/31/02	MALAYSIA	WELDER	1413-00
246	1234	05/31/02	05/31/02	MALAYSIA	WIRE BONDER	1021
247		04/22/05	05/01/05	MALAYSIA	WEDGE BONDER, K&S 1474 AUTOMATIC